REGISTRATION # 1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 1

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

Unique Underwriters, Inc.

(Exact name of Registration as specified in its Charter)

Texas

(State of Incorporation or Organization or Other Jurisdiction)

6361

(Primary Standard Industrial Classification Code Number)

27-0631947

(IRS Employer Identification No.)

UNIQUE UNDERWRITERS, INC.

5650 Colleyville Blvd,

Colleyville, Texas 76034

817-281-3200

USA

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive Offices)

Copies to:

McMullen Associates LLC, Attorneys at Law

10701 McMullen Creek Pkwy

Charlotte, NC 28226 USA

Tel. No. 704.541.2649

Toll Free: 800.251.1525

Fax No. 704.541.4751

Approximate date of proposed sale to the public: From time to time after the effectiveness of the registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definition of “large accelerated filer,” “accelerated filer,” and “small reporting company”:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

(Do not check if a smaller reporting company)

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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $.001	5,000,000	$0.02	$100,000.00	$0.31

Common Stock, par value $.001	3,333,333	$0.15	$500,000.00	$0.31

Total	8,333,333		$600,000.00	$0.62

1)	In the event of a stock split, stock dividend or similar transaction involving our shares of common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

2)	The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by us arbitrarily based on the price shares were sold to the selling security holders in private placement transactions plus an increase due to the fact that the shares are being registered and will be liquid. The selling shareholders may sell shares of our common stock at a fixed price of $.085 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders. We will not receive proceeds from the sale of shares from the selling shareholders.

3)	Represents shares of common stock issuable upon the exercise of outstanding warrants.

4)	Pursuant to Rule 457(g), calculated based upon the exercise price of the warrants held by the selling security holder.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED   March 14, 2011

UNIQUE UNDERWRITERS, INC.

8,333,333 shares of common stock, par value $0.01

The prospectus’ relate to the resale by certain selling security holders of Unique Underwriters, Inc. of up to 8,333,333 shares of our common stock in connection with the resale of up to 8,333,333 shares of common stock issued and outstanding; and Upon the effectiveness of this prospectus, the selling security holders will sell at a price per share of $0.02 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Each of the selling stockholders may be deemed to be an "underwriter"; as such term is defined in the Securities Act of 1933. The selling stockholders may sell the shares from time to time at the prevailing market price or in negotiated transactions.

There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. As of March 14, 2011 we had 74,694,846 (if offering is completed) shares of common stock issued and outstanding. Our common stock is not traded on any exchange or in the over-the-counter market. After the date of this prospectus, we expect to have an application filed with the Financial Industry Regulatory Authority for our common stock to eligible for trading on the OTC Bulletin Board. Until our common stock becomes eligible for trading on the OTC Bulletin Board, the selling security holders will be offering our shares of common stock at a fixed price of $0.001 per common share.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR SHARES OF COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3 BEFORE INVESTING IN OUR SHARES OF COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is March 14, 2011

 The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

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Page No.
Part I
Summary Information	4
Risk Factors	5
Use of Proceeds	7
Determination of Offering Price	3
Dilution	8
Plan of Distribution	10
Description of Securities to be Registered	12
Interests of Named Experts and Counsel	13
Description of Business	13
Legal Proceedings	17
Financial Statements	17
Management’s Discussion and Analysis of Financial Condition and results of Operations	33
Changes in and Disagreements With Accountants on Accounting and Financial Disclosure	36
Directors and Executive Officers	36
Executive Compensation	37
Security Ownership of Certain Beneficial Owners and Management	38
Certain Relationships and Related transactions	38
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	38
Part II – Information Not Required In Prospectus
Other Expenses of Issuance and Distribution	39
Indemnification of Directors and Officers	39
Recent Sales of Unregistered Securities	39
Exhibits and Financial Statement Schedules	39
Undertakings	40
Signatures	41

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PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the Financial Statements and the Notes to the Financial Statements.

Summary Information about Unique Underwriters, Inc.

Unique Underwriters, Inc. was incorporated in the State of Texas on July 28, 2009. We are a national, independent, insurance sales and marketing company specializing in mortgage protection , insurance, final expense, annuities and all aspects of life insurance sales.

After its inception, on July 28, 2009, Unique Underwriters, Inc spent the next 10 months of business as a development stage company, and in December 2009, Unique started generating revenues and growing. We are now a growth stage company. We are a profitable company and have sufficient revenue to sustain operations. Unique has a limited history of operations.

We currently have 15 full-time employees and 5,000 independent agents. We expect to continue growing indefinitely from this point forward. We expect to continue to generate revenue sufficient to cover our expenses, and to continue to allocate profits for growth. We want to obtain additional financing to expedite the growth process. We plan to raise the capital necessary to fund our business through the sale of equity securities.

As of March 14, 2011, the company had raised $600,000 through the sale of its common stock.

The Company’s principal executive offices are located at 5650 Colleyville Blvd, Colleyville, Texas 76034. Phone: 817-281-3200

Offering #1

Common Stock Being Offered By Selling Stockholders	5,000,000 shares of Common Stock.

Initial Offering Price	0.02

Terms of the Offering	The Selling Stockholders will determine when and how they will sell the Common Stock offered in this prospectus.

Termination of the Offering	The offering will conclude upon the earliest of (i) such time as all of the Common Stock has been sold pursuant to the registration statement, (ii) two years or (iii) such time as all of the Common Stock become eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or any other rule of similar effect.

Use of Proceeds	We are not selling any shares of Common Stock in this offering and, as a result, will not receive any proceeds from this offering.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 3.

Offering #2

Common Stock Being Offered By Selling Stockholders	3,333,333 shares of Common Stock.

Initial Offering Price	0.15

Terms of the Offering	The Selling Stockholders will determine when and how they will sell the Common Stock offered in this prospectus.

Termination of the Offering	The offering will conclude upon the earliest of (i) such time as all of the Common Stock has been sold pursuant to the registration statement, (ii) two years or (iii) such time as all of the Common Stock become eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or any other rule of similar effect.

Use of Proceeds	We are not selling any shares of Common Stock in this offering and, as a result, will not receive any proceeds from this offering.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 3.

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The Use of Proceeds

The Company will not receive any proceeds from the sale of the shares by the selling security holder. All proceeds from the sale of the shares offered hereby will be for the account of the selling security holder, as described below in the sections entitled "Selling Security Holder" and "Plan of Distribution."

We are registering a total of 8,333,333 shares for gross proceeds of $600,000 from the sale of the selling security holders' common stock under the investment agreement. All of the proceeds from the sale of the shares of common stock offered herein will be received by the selling security holder.

With the exception of any brokerage fees and commission which are the obligation of the selling security holder, we are responsible for the fees, costs and expenses of this offering which are estimated to be $50, 000.00, inclusive of our legal and accounting fees, printing costs and filing and other miscellaneous fees and expenses.

RISK FACTORS

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our Common Stock could decline and investors could lose all or part of their investment.

Risks Related to the Company’s Business and Industry

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS IN EVALUATING THE COMPANY AND ITS BUSINESS.

IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. THE TRADING PRICE OF OUR SHARES OF COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

THE SECURITIES WE ARE OFFERING THROUGH THIS PROSPECTUS ARE SPECULATIVE BY NATURE AND INVOLVE AN EXTREMELY HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THE FOLLOWING RISK FACTORS, COULD CAUSE OUR ACTUAL FUTURE OPERATING RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD LOOKING STATEMENTS, ORAL OR WRITTEN, MADE BY OR ON BEHALF OF US. IN ASSESSING THESE RISKS, WE SUGGEST THAT YOU ALSO REFER TO OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, INCLUDING OUR FINANCIAL STATEMENTS AND RELATED NOTES.

RISKS RELATED TO OUR BUSINESS AND THIS OFFERING

THE COMPANY HAS A LIMITED OPERATING HISTORY UPON WHICH TO BASE AN EVALUATION OF ITS BUSINESS AND PROSPECTS. WE MAY NOT BE SUCCESSFUL IN OUR EFFORTS TO GROW OUR BUSINESS AND TO EARN INCREASED REVENUES. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART YOUR ENTIRE INVESTMENT.

We have a limited history of operations and we may not be successful in our efforts to grow our business and to earn revenues. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies providing services to a rapidly evolving market such as educational and digital materials. As a result, management may be unable to adjust its spending in a timely manner to compensate for any unexpected revenue shortfall. This inability could cause net losses in a given period to be greater than expected. An investment in our securities represents significant risk and you may lose all or part your entire investment.

OUR OPERATING RESULTS WILL BE VOLATILE AND DIFFICULT TO PREDICT. IF THE COMPANY FAILS TO MEET THE EXPECTATIONS OF PUBLIC MARKET ANALYSTS AND INVESTORS, THE MARKET PRICE OF OUR COMMON STOCK MAY DECLINE SIGNIFICANTLY.

Management expects both quarterly and annual operating results to fluctuate significantly in the future. Because our operating results will be volatile and difficult to predict, in some future quarter our operating results may fall below the expectations of securities analysts and investors. If this occurs, the trading price of our common stock may decline significantly.

A number of factors will cause gross margins to fluctuate in future periods. Factors that may harm our business or cause our operating results to fluctuate include the following: the inability to obtain new customers at reasonable cost; the ability of competitors to offer new or enhanced services or products; price competition; the failure to develop marketing relationships with key business partners; increases in our marketing and advertising costs; increased labor costs that can affect demand for educational materials; the amount and timing of operating costs and capital expenditures relating to expansion of operations; a change to or changes to government regulations; a general economic slowdown. Any change in one or more of these factors could reduce our ability to earn and grow revenue in future periods.

RISKS ASSOCIATED WITH MANAGEMENT AND CONTROL PERSONS

THE COMPANY IS GOVERNED BY MR. SAMUEL WOLFE, OUR CHIEF EXECUTIVE OFFICER, PRESIDENT AND DIRECTOR AND MR. RALPH SIMPSON, OUR CHIEF OPERATING OFFICER, CHAIRMAN, FOUNDER AND DIRECTOR, AND, AS SUCH, THERE MAY BE SIGNIFICANT RISK TO THE COMPANY FROM A CORPORATE GOVERNANCE PERSPECTIVE.

Mr. Samuel Wolfe, our Chief Executive Officer, President and Director and Mr. Ralph Simpson, our Chief Operating Officer, Chairman, Founder and Director make decisions such as the approval of related party transactions, the compensation of Executive Officers, and the oversight of the accounting function. There will be no segregation of executive duties and there may not be effective disclosure and accounting controls to comply with applicable laws and regulations, which could result in fines, penalties and assessments against us. Accordingly, the inherent controls that arise from the segregation of executive duties may not prevail. In addition, Mr. Samuel Wolfe, our Chief Executive Officer, President and Director and Mr. Ralph Simpson, our Chief Operating Officer, Chairman, Founder and Director will exercise full control over all matters that typically require the approval of a Board of Directors. Mr. Wolfe and Mr. Simpson are not subject to the review and approval of a Board of Directors and, as such, there may be a significant risk to the Company

Mr. Wolfe and Mr. Simpson exercises control over all matters requiring shareholder approval including the election of directors and the approval of significant corporate transactions. We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against the transactions implemented by Mr. Wolfe and Mr. Simpson.

THE COMPANY IS HEAVILY RELIANT ON MR. SAMUEL WOLFE, OUR CHIEF EXECUTIVE OFFICER, PRESIDENT AND DIRECTOR AND MR. RALPH SIMPSON OUR CHIEF OPERATING OFFICER, CHAIRMAN, FOUNDER AND DIRECTOR, AND, AS SUCH, THE LOSS OF HIS SERVICES COULD HAVE SIGNIFICANT MATERIAL ADVERSE EFFECT ON THE COMPANY.

The Company is heavily dependent on the efforts of Mr. Samuel Wolfe, our Chief Executive Officer, President and Director and Mr. Ralph Simpson our Chief Operating Officer, Chairman, Founder and Director. The loss of their services could have a material adverse effect on the Company. The Company currently does not maintain key man life insurance on either individual. Both Mr. Wolfe and Mr. Simpson have experience and past expertise in the insurance industry. There can be no assurance that a suitable replacement could be found for either, or both, individuals upon retirement, resignation, inability to act on our behalf, or death.

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RISKS RELATED TO THE INDUSTRY

THE INSURANCE INDUSTRY IS HIGHLY COMPETITIVE AND IS CHARACTERIZED BY LOW GROSS PROFIT MARGINS AND FIXED COSTS, A MINOR SHORTFALL FROM EXPECTED REVENUE COULD AFFECT THE DEMAND FOR OUR INSURANCE PRODUCTS, HAVE A SIGNIFICANT IMPACT ON OUR ABILITY TO GENERATE REVENUE, AND POSSIBLY CAUSE OUR BUSINESS TO FAIL.

The Insurance industry is highly competitive and is characterized by a large number of competitors ranging from small to large companies with substantial resources. Many of our potential competitors have substantially larger customer bases, greater name recognition, greater reputation, and significantly greater financial and marketing resources than we do. In the future, aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in these markets.

Price competition exists in the insurance business. Price decreases within the industry could adversely affect our operations and profitability. There are many insurance companies. Deeply discounted prices by a competitor could result in lower revenues for the entire industry, negatively affecting demand for our insurance products. A shortfall from expected revenue levels would have a significant impact on our potential to generate revenue and possibly cause our business to fail.

REGULATORY CHANGES COULD HAVE SIGNIFICANT MATERIAL ADVERSE EFFECTS ON THE COMPANY.

The insurance industry is heavily regulated. With changing economic and political environments regulations governing the insurance industry can change drastically. Regulatory changes could significantly impact our industry and cause significant material adverse effects on the company.

OUR QUARTERLY RESULTS ARE SIGNIFICANTLY AFFECTED BY MANY FACTORS, AND OUR RESULTS OF OPERATIONS FOR ANY ONE QUARTER ARE NOT NECESSARILY INDICATIVE OF OUR ANNUAL RESULTS OF OPERATIONS. THE COMPANY HAS A LIMITED OPERATING HISTORY UPON WHICH TO BASE AN EVALUATION OF ITS BUSINESS AND PROSPECTS. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

RISKS RELATED TO THE OWNERSHIP OF OUR SECURITIES AND RISKS RELATED TO THIS OFFERING

THE SALE OF OUR COMMON STOCK COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE. THIS MAY RESULT IN SUBSTANTIAL LOSSES TO INVESTORS, IF INVESTORS ARE UNABLE TO SELL THEIR SHARES AT OR ABOVE THEIR PURCHASE PRICE.

A sale of shares under this offering at any given time could cause the trading price of our common stock to decline. The sale of our common stock under this offering could make it more difficult for us to sell equity securities in the future at a time and at a price that we might not otherwise want to affect sales.

THE TRADING PRICE OF OUR COMMON STOCK MAY DECREASE DUE TO FACTORS BEYOND OUR CONTROL. THESE FACTORS MAY RESULT IN SUBSTANTIAL LOSSES TO INVESTORS IF INVESTORS ARE UNABLE TO SELL THEIR SHARES AT OR ABOVE THEIR PURCHASE PRICE.

The trading price of our common stock is subject to significant fluctuations due to a number of factors, including:

* our status as a growth company with a limited operating history

* general and industry-specific economic conditions

* actual or anticipated fluctuations in our operating results

* our capital commitments

* the loss of any of our key management personnel

The sale or attempted sale of a large amount of common stock into the market may also have a significant impact on the trading price of our common stock.

Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. In the past, securities class action litigation has often been brought against companies that experience volatility in the market price of their securities. Whether or not meritorious, litigation brought against us could result in substantial costs, divert management's attention and resources and harm our financial condition and results of operations.

WE DO NOT ANTICIPATE PAYING ANY DIVIDENDS IN THE FORESEEABLE FUTURE, WHICH MAY REDUCE THE RETURN ON YOUR INVESTMENT IN OUR COMMON STOCK.

To date, the Company has not paid any cash dividends on its Common Stock and does not anticipate paying any such dividends in the foreseeable future. Payment of future dividends will depend on earnings and the capital requirements of the Company, and the Company's debt facilities and other factors considered appropriate by the Company. We cannot guarantee that we will, at any time, generate sufficient profits or surplus cash that would be available for distribution as a dividend to the holders of our common stock. We plan to continue to use any profits that we may generate, to fund our operations and growth. Therefore, any return on your investment would derive from an increase in the price of our stock, which may or may not occur.

WE MAY RAISE ADDITIONAL CAPITAL THROUGH A SECURITIES OFFERING THAT COULD DILUTE YOUR OWNERSHIP INTEREST AND VOTING RIGHTS.

We may choose to raise additional capital to fund the growth of our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the holder of our common stock. The issuance of additional common stock or securities convertible into common stock will also have the effect of diluting the proportionate equity interest and voting power of our shareholder of our common stock.

AN ACTIVE TRADING MARKET FOR OUR COMMON SHARES MAY NOT DEVELOP.

Our common shares are new issues of securities with no established trading markets or prior trading histories, and there can be no assurance regarding the future development of markets for our common shares, the ability of holders of our common shares to sell or the prices for which holders may be able to sell their holdings of our common shares. Furthermore, the liquidity of, and trading markets for, our common shares may be adversely affected by changes in the insurance industry and in the overall economy, as well as by any changes in our financial condition or results of operations.

CONTROL OF COMPANY BY EXISTING SECURITY HOLDER

After the Offering, the Company's Chief Executive Officer and Chief Operating Officer, will beneficially own over 50% of the Company's outstanding Common Stock. The security holder will be able to continue to elect over a majority of the Company's directors and to determine the outcome of the corporate actions requiring shareholder approval, regardless of how additional security holders of the Company may vote.

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OUR STOCK IS A PENNY STOCK. TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S

PENNY STOCK REGULATIONS AND THE FINRA’S SALES PRACTICE REQUIREMENTS, WHICH MAY

LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

The Company's common shares may be deemed to be "penny stock" as that term is defined in Regulation Section "240.3a51-1" of the Securities and Exchange Commission (the "SEC"). Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a "recognized" national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three years) or U.S. $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than U.S. $6,000,000 for the last three years.

Section "15(g)" of the United States Securities Exchange Act of 1934, as amended, and Regulation Section "240.15g(c)2" of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in the Company's common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be "penny stock".

Moreover, Regulation Section "240.15g-9" of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in the Company's common shares to resell their common shares to third parties or to otherwise dispose of them. Security holders should be aware that, according to

Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

(i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer

(ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases

(iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons

(iv) excessive and undisclosed bid-ask differential and mark-ups by selling broker-dealers

(v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level,

along with the resulting inevitable collapse of those prices and with consequent investor losses

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains "forward-looking statements" that involve risks and uncertainties. We use words such as "anticipate", "expect", "intend", "plan", "believe", "seek" and "estimate", and variations of these words and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the preceding "Risk Factors" section and elsewhere in this prospectus. These forward-looking statements address such issues as:

* future earnings and cash flow

* development projects

* business strategy

* expansion and growth of our business and operations

* our estimated financial information

These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties, which could cause our actual results, performance and financial condition to differ materially from our expectation.

Consequently, these cautionary statements qualify all of the forward-looking statements made in this prospectus. We cannot assure you that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they would have the expected effect on us or our business or operations.

USE OF PROCEEDS

The shares of common stock covered by this prospectus are issued and outstanding and owned by the selling stockholders. Each of the selling stockholders will receive all of the net proceeds from the sale of shares by that stockholder. We will not receive any of the proceeds from the sale or other disposition of the shares common stock covered by this prospectus. We are responsible for the fees, costs and expenses of this offering.

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DETERMINATION OF OFFERING PRICE

The $0.02 per share and $0.15 offering price of our common stock was determined arbitrarily by us. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value. We intend to apply to the Over-the-Counter Bulletin Board electronic quotation service for the trading of our common stock. If our common stock becomes quoted and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders named in this prospectus.

DILUTION

The shares to be sold by the selling shareholders are shares of common stock that are currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

The selling shareholders named in the table titled 'Selling Shareholders' are offering all of the shares of common stock offered through this prospectus. Other than the costs of preparing this prospectus and a registration fee to the SEC, we are not paying any costs relating to the sales by the selling security holders. None of the selling security holders is a registered broker-dealer or an affiliate of a registered broker-dealer.

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the “selling” shareholders”. These shares may be sold by one or more of the following methods, without limitations

•	A block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	Purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•	Ordinary brokerage transactions and transactions in which the broker solicits purchasers
•	Face to face transactions between sellers and purchasers without a broker/dealer.

In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither, we nor the selling stockholders can presently estimate the amount of such compensation.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares will be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling shareholders enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

We have advised the selling shareholders that they and any securities broker/dealers or others who will be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have advised each selling shareholder that in the event of a “distribution” of the shares owned by the selling shareholder, such selling shareholder, any “affiliated purchasers”, and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Exchange Act until their participation in that distribution is complete. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods”. We have advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

No selling shareholder has, or had, any material relationship with our officers or directors. To our knowledge, no selling shareholder is affiliated with a broker/dealer.

The shares of common stock owned by the selling shareholders may be offered and sold by means of this prospectus from time to time as market conditions permit. If and when our common stock becomes quoted on the OTC Bulletin Board, the shares owned by the selling shareholders may be sold in public market or in private transactions for cash at prices to be determined at that time. We will not receive any proceeds from the sale of the shares by the selling shareholders.

Based upon information available to us as of June 1, 2010 the following table sets forth the names of the selling shareholders, the number of shares owned, the number of shares registered by this prospectus and the number and percent of outstanding shares that the selling shareholders will own after the sale of the registered shares, assuming all of the shares are sold. The information provided in the table and discussions below has been obtained from the selling shareholders. The selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933. As used in this prospectus, "selling shareholder" includes donees, pledgees, transferees or other successors-in-interest selling shares received from the named selling shareholder as a gift, pledge, distribution or other non-sale related transfer.

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Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.

	Common Shares Owned by the Selling Security	Number of Shares Offered By Selling	Percent of Total Issued and Outstanding Held After the Offering

Name of Selling Security Holders	Holders	Security Holder	% of Class

Robert Almogabar	50,000	50,000.0006
Theresa Almogabar	50,000	50,000.0006
Kristin Broussard	100,000	100,000.0012
Norvell Brown	100,000	100,000.0012
Sigrunn Brown	100,000	100,000.0012
JD Butcher	100,000	100,000.0012
Ron Clark	100,000	100,000.0012
Karen Diaz	100,000	100,000.0012
Mark Fritz	200,000	200,000.0024
Seth Goldberg	100,000	100,000.0012
Anthony Holder	100,000	100,000.0012
Lisa Jalomo	100,000	100,000.0012
Gary Jones	100,000	100,000.0012
Stacie Jones	100,000	100,000.0012
David Kiselak	100,000	100,000.0012
Elizabeth Kiselak	100,000	100,000.0012
Paul & Barbara Maust	100,000	100,000.0012
Judy & Jeff McElroy	100,000	100,000.0012
Taniqua Medina	100,000	100,000.0012
Laela Naghela-El	100,000	100,000.0012
Frances Potter	100,000	100,000.0012
Fred Potter	100,000	100,000.0012
Charles Prince	100,000	100,000.0012
Laquetta Prince	100,000	100,000.0012
Frank Rosenstern	100,000	100,000.0012
Sandra Roy	50,000	50,000.0006
Joseph Sommorigo	100,000	100,000.0012
Marie Sommorigo	50,000	50,000.0006
Donna Spencer	100,000	100,000.0012
Al Sverchek	300,000	300,000.0036
Al Sverchek	500,000	500,000.0060
Al Sverchek	500,000	500,000.0060
Al Sverchek	100,000	100,000.0012
Kathryn Travers	100,000	100,000.0012
Cathy Wallace	100,000	100,000.0012
Martin Washington	100,000	100,000.0012
Alfreda Whitley	100,000	100,000.0012
Alfreda Whitley	100,000	100,000.0012
Sterling Whitley	100,000	100,000.0012
Sterling Whitley	100,000	100,000.0012
John Allen	6,667	6,667	.000008
Joseph Allooh	100,000	100,000.0012
Robert Almogabar	16,667	16,667	.00022
Stephen Andre	6,667	6,667	.000008
Curtis Andrews	10,000	10,000	.00013
Neil Barney	30,000	30,000	.00039
Larry Baynton	17,333	17,333	.00023
James Bogucki	24,000	24,000	.00032
Norvell Brown	25,000	25,000	.00033
Sigrunn Brown	25,000	25,000	.00033
Lester Bryant	3,333	3,333	.00004
Toni Bryant	3,333	3,333	.00004
Dee Burtraw	13,333	13,333	.00017
JD Butcher	6,667	6,667	.000008
John Cochran	20,000	20,000	.00026
Adela Nino-Cochrun	10,000	10,000	.00013
Cary Dainton	83,333	83,333	.00122
Barbara DeLuca-Weaver	20,000	20,000	.00026
Kevin Edwards	3,334	3,334	.00004
Roger Elsheimer	100,000	100,000.0012
Bernard Eskins	70,000	70,000.0094
Cynthia Flores	30,000	30,000.0054
James Fountain	5,000	5,000	.0000075
Brent Fruzia	50,000	50,000.0006
Christopher Fuhrman	16,670	16,670	.00020
Darlene Gill-Jackson	13,334	13,334	.00017
Linda Gross	13,334	13,334	.00017
Michael Halford	66,667	66,667	.00087
Robert Hardy	100,000	100,000.0012
Ralph Harju	12,000	12,000	.00014
Lyn Hawthorne	40,000	40,000	.00058
Misty Hinkle	73,333	73,333	.00090
Daniel Jacobson	236,667	236,667.0026
Brent Jones	3,333	3,333	.00004
Lawrence Kasian	33,333	33,333.0053
Ronald Kasian	166,667	166,667.0022
Rachel Kessler	140,667	140,667.0019
Joan Kiselak	3,333	3,333	.00004
Thomas Kiselak	3,333	3,333	.00004
Rhonda Lauricella	5,000	5,000	.00005
William & Dorian Lauto	33,333	33,333	.00053
Richard Keith Lee	33,333	33,333	.00053
Clayton Lemmons	3,333	3,333	.00004
Michael Locksley	3,333	3,333	.00004
Israel Lopez	6,667	6,667	.00006
Alexander Louviere	24,667	24,667	.00026
Stephen Lowe	66,667	66,667	.00071
Eric Marbie	13,333	13,333	.00014
David Maroquin	13,400	13,400	.00014
Debora & David McDonald	30,000	30,000	.00050
Shafford McKinney	400,000	400,000.0048
Harry Mosby	3,333	3,333.0004
Armando Nava	113,333	113,333.0013
Robert Parson	3,333	3,333	.00004
Angela Pope	53,333	53,333	.00065
Percival Richardson	5,000	5,000	.00007
Ronald Rivers	6,668	6,668	.00008
Michael Rodriquez	33,333	33,333	.00053
Philip Scott	3,333	3,333	.00004
Oswest Senior-Smith	114,383	114,383.0014
Arri Smith	10,000	10,000	.00013
Jamila Smith	4,667	4,667	.000052
Jasmine Smith	23,333	23,333	.00025
Jonathan Smith	18,000	18,000	.00016
William Smith	20,000	20,000	.00024
Edward Snelling	13,333	13,333	.00013
Donna Spencer	31,400	31,400	.00034
Raymond Spicka	15,000	15,000	.00015
Al Sverchek	100,000	100,000.0012
Tyronne Tillis	6,667	6,667.0008
Kathryn Travers	70,000	70,000.0010
William Travers	100,000	100,000.0012
Theresa Wade	3,334	3,334	.00004
Latoya Wall	100,000	100,000.0012
David Ward	33,333	33,333	.00053
Adam Warmuth	10,000	10,000	.00012
Christopher Warner	33,333	33,333	.00053
Sterling Whitley	43,333	43,333	.00050
Herschel Wynn	80,000	80,000.0010
Jose Zavala	33,333	33,333	.00053
Carl Johnson	6,668	6,668	.00008
Steven Dryzer	150,000	150,000.0020
Ruth Dryzer	50,000	50,000.0006
Rhonda Brown-Varner	13,337	13,337	.00014
Thomas Reyes	60,000	60,000	.00065
Melva Corbett	13,333	13,333	.00014
Anthony Pitts	10,000	10,000	.00012
Oscar Galloway	6,667	6,667	.00008
Hammie Ward	12,500	12,500	.00013
Christine Butcher	426,667	426,667.0030
Robert/Michele Wallace	300,000	300,000.0040
David Raper	200,000	200,000.0030
Marcia McGown	200,000	200,000.0030
Tonya Copeland	25,000	25,000.0003
Fred Potter	75	75
Frances Potter	75	75
Total	9,443,024	9,443,024

Note: The Company has issued an additional 1,109,691 shares per “Oral Agreements” with vendors and professional service providers (Included in the table above).

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PLAN OF DISTRIBUTION

No underwriters or brokers are involved or are expected to be involved in the distribution. A copy of this prospectus will be mailed to each selling security holder upon effectiveness. We will also mail copies of this prospectus to brokers and dealers who may reasonably be expected in the future to trade or make a market in our common stock. However, we do not anticipate that an active market for its common stock will develop in the near future, and there can be no assurance that a trading market will develop at any time.

There is no trading market for our Common Stock. To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with an FINRA Market Maker to file our application on Form 211 with the FINRA, but as of the date of this prospectus, no filing has been made. We are not obligated to register any shares under the Securities Act for sale by security holders, although we are hereby filing this registration statement for the registration of 5,000,000 shares of Common Stock on behalf of the selling stockholders.

As of the date of this Prospectus, there were approximately 121 Shareholders of record of our common stock.

We have not declared or paid any cash dividends on our common stock nor do we anticipate paying any in the foreseeable future. Furthermore, we expect to retain any future earnings to finance its operations and expansion. The payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our earnings levels, capital requirements, any restrictive loan covenants and other factors the Board considers relevant.

The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling shareholders may sell the shares from time to time:

•	In transactions on the Pink Sheets, the Over-the-Counter Bulletin Board or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;
•	In private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	At a price of $0.15 per share for the duration of the offering or until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices;
•	In negotiated transactions;

•	In a combination of such methods of sale; or
•	Any other method permitted by law.

The selling shareholders may affect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling shareholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

If our common stock becomes traded on the Over-the-Counter Bulletin Board electronic quotation service, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

•	The market price of our common stock prevailing at the time of sale;
•	A price related to such prevailing market price of our common stock; or

•	Such other price as the selling shareholders determine from time to time.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders named in this prospectus.

We will cover all the expenses in connection with the registration of our common stock in this prospectus. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling shareholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling shareowners will be governed by the applicable provisions of the Securities and Exchange Act, and the rules and regulations there under, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling shareholders. All of the foregoing may affect the marketability of our securities.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling shareholders that the anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling security owners and any of their affiliates. We have informed the selling shareholders that they may not:

•	Engage in any stabilization activity in connection with any of the shares;
•	Bid for or purchase any of the shares or any rights to acquire the shares;

•	Attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act; or
•	Effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, describing the terms of the sale or distribution.

We have informed the selling shareholders that they must affect all sales of shares in broker's transactions, through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as principal.

In the absence of the registration statement to which this prospectus is a part, certain of the selling shareholders would be able to sell their shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act.

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Penny Stock Regulations

Our shares are "penny stocks" covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated there under. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

The FINRA has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Since our shares are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares. As such, your ability to dispose of your shares may be adversely affected.

 Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as "Blue Sky laws," with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor's. The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales. When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or it will rely on an exemption there from.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our
Board of Directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;
*	and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Preferred Stock – Not to be registered

Series A Preferred Stock

We are authorized to issue 100,000,000 shares of Series A preferred stock, of which zero shares are issued and outstanding. The holders of our Series A Preferred Stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our
Board of Directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;
*	are entitled to 10 non-cumulative vote per share on all matters on which stockholders may vote.
*	and have the right to convert each share of Series A preferred stock to 10 shares of common stock.

Series B Preferred Stock

We are authorized to issue 50,000,000 shares of Series B preferred stock, of which zero shares are issued and outstanding. The Series B Preferred Stock is planned to be issued for future acquisitions and a future employee stock option program. There are currently no specific plans to issue any shares of Series B Preferred Stock in the immediate or near future. The holders of our Series B Preferred Stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our
Board of Directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.
*	and have the right to convert each share of Series A preferred stock to one shares of common stock.

No shares of preferred stock are currently being registered to be sold in the public markets. Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue up to 150,000,000 shares of preferred stock your ownership interest may be diluted, which means your percentage of ownership in the company decreasing.

Transfer Agent

Transfer Online, Inc.™
512 SE Salmon Street
Portland, OR 97214

Phone: 503.227.2950
FAX: 503.227.6874

Legal Matters

McMullen Associates LLC, Securities and Corporate Law

10701 McMullen Creek Pkwy

Charlotte, NC 28226

704-541-2649

Donald Mitchell Brown Esq. of McMullen Associates LLC, will opine upon the validity of the common stock offered by this prospectus.

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INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The consolidated financial statements of Unique Underwriters, Inc. as of and for the years ended December 31, 2010 appearing in this prospectus have been audited by Mike Bongiovanni, CPA. Independent Registered Public Accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

DESCRIPTION OF BUSINESS

Business Development

On July 28, 2009, Mr. Samuel Wolfe, CEO, President and Director and Mr. Ralph Simpson, COO, Chairman, Founder and Director incorporated the company in The State of Texas and established a fiscal year end of July 31. The objective of this corporation is to market and sell insurance policies, focusing primarily on mortgage protection policies, final expense, annuities and all aspects of life insurance sales.

For the first 10 months, the company was a development stage company securing the agreements and contracts from various insurance underwriters to market and sell their insurance products.

In June 2010, the company commenced with selling. It has been generating profit ever since and reinvesting the profits back into the company to fund organic growth.

The business office is located at 5650 Colleyville Blvd, Colleyville, Texas 76034, and our telephone number is 817-281-3200.

1. Executive Summary

UNIQUE UNDERWRITERS, INC. (the “Company”), is a company that will become the fastest-growing national Independent Marketing Organization that focuses exclusively on mortgage protection insurance, final expense, annuities and all aspects of life insurance sales, and on generating top-quality mortgage protection insurance, final expense, annuities and all aspects of life insurance sales leads for our agents. Unique Underwriters is in the business of selling mortgage protection insurance, final expense, annuities and all aspects of life insurance sales. Unique Underwriters has secured the industry’s best contracts and compensation plans because of the performance of its principals and agent team. This will lead to being the first in the industry in direct-mail lead programs, pre-set appointments, and agency-building opportunities. Unique Underwriters will feature an in-house, full-service print shop dedicated to generating mortgage protection insurance, final expense, annuities and all aspects of life insurance sales leads, and the Company’s leads will be provided to Company’s agents. The Company’s legal structure was formed as a corporation under the laws of the State of Texas on July 28, 2009, under the name Unique Underwriters, Inc. Its principal offices are presently located at 5650 Colleyville Blvd., Colleyville, Texas, 76034. The Company’s website is: WWW.UNIQUEUNDERWRITERS.COM The Company’s telephone number is 817-281-3200. The CEO of the Company is Mr. Samuel Wolfe.

The Business Model

The Company’s keys to success and critical operational factors are based on the following foundations:

•      Every homeowner needs Mortgage protection insurance , final expense, annuities and all aspects of life insurance sales and therefore every agent needs mortgage protection insurance , final expense, annuities and all aspects of life insurance sales!

•      Homeowners are looking for the financial security mortgage protection, insurance, final expense, annuities and all aspects of life insurance can offer them. Unique Underwriters’ exclusive lead-generation and appointment-setting programs provide agents with hot, pre-qualified mortgage protection insurance , final expense, annuities and all aspects of life insurance sales leads that insure their success.

•      Unique Underwriters’ agents have flexibility and freedom. They work the hours they want, where they want – The Company’s intensive Boot Camp teaches agents to be top producers. As Company agents, territory is protected, mortgage protection insurance, final expense, annuities and all aspects of life insurance sales leads are the agents’ alone, and each is free to grow their business and generate residual income by recruiting others to work for them.

•      Unique Underwriters is a national independent marketing organization committed to being the “one-stop shop” for independent mortgage protection insurance, final expense, annuities and all aspects of life insurance sales agents. The Company becomes the back office, providing agents with top products and unparalleled compensation packages as well as personalized services and frequent incentives.

•      Because The Company generates its own mortgage protection insurance , final expense, annuities and all aspects of life insurance leads in-house. Unique Underwriters assures agents a steady stream of pre-qualified, interested homeowners who are ready to buy. As a Company agent, leads are the agents’ alone. All agents have to do is sell.

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1.1    Mission

Unique Underwriters Inc. is dedicated to become the largest national Independent Marketing Organization that focuses on mortgage protection insurance, final expense, annuities and all aspects of life insurance sales and providing the best-in-industry training and lead generation for its agents.

Success will be measured by our clients and agents choosing us because of their belief in our ability to meet or exceed their expectations of price, service, and expertise.

1.2 Objectives

1.        To establish Unique Underwriters Inc. as the market leader in quality and value-priced mortgage protection insurance, life insurance, annuities, and final expense insurance products.

2.        Establish good working relationships with our present carriers and product providers by meeting with decision makers and plotting a mutual plan for success.

3.        Investigating new markets that meet our marketing criteria.

4.        Provide sales incentives to agents to meet sales goals.

5.        Formulate plans for strategic growth and protection of market equity.

6.        Utilize opportunities provided by becoming a publicly traded company to increase shareholder value.

7.        Purchase our own Life Insurance Company.

1.3 Keys to Success

We believe the keys to success in the mortgage protection insurance, final expense, annuities and all aspects of life insurance sales business are:

1.        Knowledgeable, friendly agents that can empathize with our consumers needs and circumstances, especially in current economic conditions.

2.        Policies and ancillary products that meet or exceed the expectations of our clients, and that are affordable, available, and understandable.

3.        Policies and endorsements delivered on time with minimal administration and systems errors.

4.        A commitment to an annual insurance and strategy review for all of our clients and agents. Personalized contact and service is the cornerstone of our success.

Company Summary

Unique Underwriters primarily markets and services the mortgage protection insurance, final expense, annuities and all aspects of life insurance sales agencies encompassing both client and agents.

2.1 Company Ownership

Unique Underwriters will become a publicly traded entity with Samuel Wolfe as CEO, President and Director and Ralph Simpson as COO, Chairman, Founder and Director.

2.2 Company History

After creating key relationships and strategic partnerships to amass over 20 years of industry experience, Samuel Wolfe and Ralph Simpson decided to collectively start Unique Underwriters with a focus on capturing an even larger market share of the mortgage protection insurance , life insurance and final expense insurance industry. Please refer to the biographies of respective founders for previous experience and history.

Past Performance of Principals:

In 2003, Mr. Wolfe co-founded another mortgage protection insurance company, an Independent Marketing Organization (IMO), specializing in the mortgage protection insurance , market, where he led the design and implementation of all sales and marketing strategies. With Mr. Wolfe at the helm, as President, their in-house mail center distributed one million pieces per month. Mr. Wolfe grew the organization to one of the top three IMO’s in the United States. His organization produced over $120 million in premiums from 2004 – 2010 and over $40 million in revenue.

Mr. Simpson was recruited into the mortgage protection insurance industry in 2001, where he quickly became the national top producer, with his group, The Simpson Group, producing over $100 million in 2005, catapulting his company to one of the top two Independent Marketing Organizations (IMO) in the United States.

Services

Unique Underwriters is committed to providing professional sales and service for its insurance customers. We have established what we consider to be an excellent reputation in our industry of Mortgage Protection Insurance, final expense, annuities and all aspects of life insurance sales.

3.1 Service Description

The following is a current list of our carriers and products:

Americo
American Amicable
Foresters
LSW
Mutual of Omaha
Presidential
Royal Bank of Canada
Royal Neighbors
Symetra
West Coast Life
Assurity Disability
American Equity Annuities
Aviva Annuities

3.2 Competitive Comparison

Unique Underwriters is dedicated to the prosperity of our agents. Our service called “Leads Station” is our competitive difference.

Unique Underwriters is your source for creating enormous opportunities from our leads. With these resources, agents will have a successful and rewarding career.

With all the tools available from Unique Underwriters, and the resources at the Leads Station, agents will reach your financial goals quickly.

PRE-QUALIFIED EXCULSIVE LEADS...

We provide pre-qualified mortgage protection insurance , final expense, annuities and all aspects of life insurance sales leads and provide the stepping stones to ensure agent success. Our excellent hands-on training, superior support and dedicated staff will answer all agents questions. Our proven system will allow agents to live the life they desire.

THE AMAZING OPPORTUNITY FOR AN AGENT TO BUILD THEIR OWN BUSINESS..

Unique Underwriters, wants to be the agent’s partner of choice in production. Our exclusive pre-qualified lead generation and intense boot camp trainings provide our agents, with the tools necessary to succeed. The income agents earn will be up to the agent alone. Agents have the flexibility to work the hours they want. Agents can join the thousands of individuals making multiple six and seven figures per year.

Immediate distribution of leads - leads are sent to agents within 24 hours from when we receive them!

JOINING A SOLID BUSINESS WITH A STRONG TRACK RECORD...

Unique Underwriters is an agent’s source for creating enormous opportunities from our leads. Unique Underwriters, offers competitive products from over 25 carriers with the industry’s highest commission schedules. With these resources, agents will have a successful and rewarding career. We have our own in-house, full-service print shop dedicated to generating mortgage protection insurance , final expense, annuities and all aspects of life insurance sales leads. Unique Underwriters leads are provided to Unique Underwriters agents.

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3.3 Sales Collateral and Backend

An online resource under the URL www.uniqueunderwriters.com has been created to support all agent activities. This will be further enhanced with online training and social media support.

3.4 Fulfillment

The key to fulfilling our client and agents needs is provided by our core team who have over 20 years experience between them in the insurance industry.

3.5 Technology

Unique Underwriters will leverage the latest in online platforms and mobile technology with key milestones in place upon increased revenues and funding.

3.6 Future Services

As a future publicly traded company, the founders, management and board members will continue to seek to strategically advance market equity and shareholder value. This will be reviewed on a quarterly basis. Future services are constantly under review.

Strategy and Implementation Summary

1.        Emphasize service and ongoing support. Greatly enhance client retention.

2.        Build an strong partnerships. Concentrate on building a long term relationships with our clients and agents making the client and our agents appreciate the value of a long-term relationship.

3.        Focus on target markets. We must focus on client segments that we identify and select to insure.

5.2 Marketing Strategy

1.        Emphasize service and support.

2.        Build a partnership business based on strong training and incentives..

3.        Focus on the proper markets and segments.

4.        Target for direct response and maximized lead generation.

5.        Investigate attracting other established agents.

5.2.1 Competitive Strategy Summary

Intensive Sales Training

Agents will leave our Boot Camp totally ready to write mortgage protection insurance, final expense, annuities and all aspects of life insurance sales. Everything is documented, explained and role-played.

Exclusive Mortgage Leads

Never-before-called-on-by-anybody LEADS! Fresh, new mortgage protection insurance , final expense, annuities and all aspects of life insurance sales leads generated fast by our in-house print shop.

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LEGAL PROCEEDINGS

There are no pending legal proceedings to which we are a party is or in which to our knowledge any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company's property is not the subject of any pending legal proceedings.

AUDITED FINANCIAL STATEMENTS

UNIQUE UNDERWRITERS, INC.

June 30, 2010

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors:

Unique Underwriters, Inc.

We have audited the balance sheet of Unique Underwriters, Inc. as of June 30, 2010, and the related statements of operations, stockholders’ deficit, and cash flows for the period from inception (July 28, 2009) through June 30, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Unique Underwriters, Inc. as of June 30, 2010, and the results of its operations and its cash flows for the period from inception (July 28, 2009) through June 30, 2010 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered recurring losses, has negative working capital, and has yet to generate an internal cash flow that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty

Bongiovanni & Associates, CPA’s

Cornelius, North Carolina 28031

March 8, 2011

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UNIQUE UNDERWRITERS, INC.
BALANCE SHEET
AS OF JUNE 30, 2010

ASSETS

CURRENT ASSETS:
Cash	$23,174
TOTAL CURRENT ASSETS	23,174

TOTAL ASSETS	$23,174

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$46,290
TOTAL CURRENT LIABILITIES	46,290

STOCKHOLDERS' DEFICIT
Common stock (no par value, 1,000 shares authorized; 1,000 shares issued and outstanding at June 30, 2010)	—
Common stock to be issued (4,900,000 shares, no par value, at June 30, 2010)	—
Additional paid in capital	100,000
Common stock subscription receivable	(28,500)
Retained deficit	(94,616)
TOTAL STOCKHOLDERS' DEFICIT	(23,116)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$23,174

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UNIQUE UNDERWRITERS, INC.
STATEMENT OF OPERATIONS

FOR THE PERIOD FROM INCEPTION (JULY 28, 2009) THROUGH JUNE 30, 2010
REVENUES:
Sales commissions	$103,668
Cost of sales	(85,299)
Gross profit	18,369

EXPENSES:
Agent expenses	22,764
Consulting fee	40,000
Contract labor	30,900
Rent	13,724
Other general and administrative expenses	5,597
Total expenses	112,985

Loss from operations	$(94,616)

Interest expense	—

Loss before income taxes	(94,616)

Provision for income taxes	—

NET LOSS	$(94,616)

Basic and fully diluted net loss per common share:	$(94.61)

Weighted average common shares outstanding	1,000

** Less than $.01

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UNIQUE UNDERWRITERS, INC.
STATEMENT OF STOCKHOLDERS' DEFICIT
FOR THE PERIOD FROM INCEPTION (JULY 28, 2009) THROUGH JUNE 30, 2010
			Common
			Stock	Additional
	Common Stock	Subscription	Paid-in	Retained
	Shares	Amount	Receivable	Capital	Deficit

Balances, July 28, 2009	—	$—	$—	$—	$—

4,900,000 common shares subscribed to	—	—	(28,500)	100,000	—
accredited investors
Net loss for period from inception (July 28, 2009) through June 30, 2010	—	—		—	(94,616)

Balances, June 30, 2010	—	$—	$(28,500)	$100,000	$(94,616)

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UNIQUE UNDERWRITERS, INC.
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM INCEPTION (JULY 28, 2009) THROUGH JUNE 30, 2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(94,616)
Adjustments to reconcile (net loss) to net cash
(used in) operations:
Increase (decrease) in operating liabilities
Accounts payable	46,290
NET CASH (USED IN) OPERATING ACTIVITIES	(48,326)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common shares to accredited investors	71,500
NET CASH PROVIDED BY FINANCING ACTIVITIES	71,500

NET INCREASE IN CASH AND CASH EQUIVALENTS	23,174

CASH AND CASH EQUIVALENTS,
BEGINNING OF THE PERIOD	—

END OF THE PERIOD	$23,174

NON- CASH FINANCING ACTIVITIES:
4,900,000 common shares subscribed to accredited investors	$28,500

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UNIQUE UNDERWRITERS, INC.

NOTES TO FINANCIAL STATEMENTS

For the Period from Inception (July 28, 2009) through June 30, 2010

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

Unique Underwriters, Inc. (the “Company”) is national, independent, insurance sales and marketing company specializing in mortgage protection insurance company located in the Dallas, Texas area. The Company was incorporated in the State of Texas on July 28, 2009.

Basis of Presentation

The financial statements include the accounts of Unique Underwriters, Inc. under the accrual basis of accounting.

Management’s Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. The financial statements above reflect all of the costs of doing business.

Deferred Taxes

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Cash and Cash Equivalents - For purposes of the Statements of Cash Flows, the Company considers highly liquid investments with an original maturity of three months or less to be cash equivalent

Revenue Recognition – The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when services are realized or realizable and earned less estimated future doubtful accounts. The Company considers revenue realized or realizable and earned when all of the following criteria are met:

(i)       persuasive evidence of an arrangement exists,

(ii)     the services have been rendered and all required milestones achieved,

(iii)    the sales price is fixed or determinable, and

(iv)   collectability is reasonably assured.

Comprehensive Income (Loss) - The Company reports comprehensive income and its components following guidance set forth by section 220-10 of the FASB Accounting Standards Codification which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. There were no items of comprehensive income (loss) applicable to the Company during the period covered in the financial statements.

Loss Per Share - Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of June 30, 2010.

Risk and Uncertainties - The Company is subject to risks common to companies in the service industry, including, but not limited to, litigation, development of new technological innovations and dependence on key personnel

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UNIQUE UNDERWRITERS, INC.

NOTES TO FINANCIAL STATEMENTS

For the Period from Inception (July 28, 2009) through June 30, 2010

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation- The Company accounts for stock-based compensation using the fair value method following the guidance set forth in section 718-10 of the FASB Accounting Standards Codification for disclosure about Stock-Based Compensation. This section requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award- the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

Advertising Costs - Advertising costs are expensed as incurred. The Company does not incur any direct-response advertising costs.

Fair Value for Financial Assets and Financial Liabilities- The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Fair Value for Financial Assets and Financial Liabilities (Cont.)- The carrying amounts of the Company’s financial assets and liabilities, such as cash and accounts payable approximate their fair values because of the short maturity of these instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at June 30, 2010 nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the for the period from inception (July 28, 2009) through June 30, 2010.

Recent Accounting Pronouncements - The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

FASB Accounting Standards Codification

(Accounting Standards Update (“ASU”) 2009-01)

In June 2009, FASB approved the FASB Accounting Standards Codification (“the Codification”) as the single source of authoritative nongovernmental GAAP. All existing accounting standard documents, such as FASB, American Institute of Certified Public Accountants, Emerging Issues Task Force and other related literature, excluding guidance from the Securities and Exchange Commission (“SEC”), have been superseded by the Codification. All other non-grandfathered, non-SEC accounting literature not included in the Codification has become nonauthoritative. The Codification did not change GAAP, but instead introduced a new structure that combines all authoritative standards into a comprehensive, topically organized online database. The Codification is effective for interim or annual periods ending after September 15, 2009, and impacts the Company’s financial statements as all future references to authoritative accounting literature will be referenced in accordance with the Codification. There have been no changes to the content of the Company’s financial statements or disclosures as a result of implementing the Codification during the period from inception (July 28, 2009) through June 30, 2010

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UNIQUE UNDERWRITERS, INC.

NOTES TO FINANCIAL STATEMENTS

For the Period from Inception (July 28, 2009) through June 30, 2010

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (cont.) - As a result of the Company’s implementation of the Codification during the for the period from inception (July 28, 2009) through June 30, 2010, previous references to new accounting standards and literature are no longer applicable. In the current annual financial statements, the Company will provide reference to both new and old guidance to assist in understanding the impacts of recently adopted accounting literature, particularly for guidance adopted since the beginning of the current fiscal year but prior to the Codification.

Subsequent Events

(Included in Accounting Standards Codification (“ASC”) 855 “Subsequent Events”, previously SFAS No. 165 “Subsequent Events”)

SFAS No. 165 established general standards of accounting for and disclosure of events that occur after the balance sheet date, but before the financial statements are issued or available to be issued (“subsequent events”). An entity is required to disclose the date through which subsequent events have been evaluated and the basis for that date. For public entities, this is the date the financial statements are issued. SFAS No. 165 does not apply to subsequent events or transactions that are within the scope of other GAAP and did not result in significant changes in the subsequent events reported by the Company. SFAS No. 165 became effective for interim or annual periods ending after June 15, 2009 and did not impact the Company’s financial statements. The Company evaluated for subsequent events through the issuance date of the Company’s financial statements. No recognized or non-recognized subsequent events were noted.

Determination of the Useful Life of Intangible Assets

(Included in ASC 350 “Intangibles — Goodwill and Other”, previously FSP SFAS No. 142-3 “Determination of the Useful Lives of Intangible Assets”)

FSP SFAS No. 142-3 amended the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under previously issued goodwill and intangible assets topics. This change was intended to improve the consistency between the useful life of a recognized intangible asset and the period of expected cash flows used to measure the fair value of the asset under topics related to business combinations and other GAAP. The requirement for determining useful lives must be applied prospectively to intangible assets acquired after the effective date and the disclosure requirements must be applied prospectively to all intangible assets recognized as of, and subsequent to, the effective date. FSP SFAS No. 142-3 became effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The adoption of FSP SFAS No. 142-3 did not impact the Company’s financial statements.

Recent Accounting Pronouncements (cont.) - Noncontrolling Interests

(Included in ASC 810 “Consolidation”, previously SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements an amendment of ARB No. 51”)

SFAS No. 160 changed the accounting and reporting for minority interests such that they will be recharacterized as noncontrolling interests and classified as a component of equity. SFAS No. 160 became effective for fiscal years beginning after December 15, 2008 with early application prohibited. The Company implemented SFAS No. 160 at the start of fiscal 2009 and no longer records an intangible asset when the purchase price of a noncontrolling interest exceeds the book value at the time of buyout. The adoption of SFAS No. 160 did not have any other material impact on the Company’s financial statements.

Consolidation of Variable Interest Entities — Amended

(To be included in ASC 810 “Consolidation”, SFAS No. 167 “Amendments to FASB Interpretation No. 46(R)”)

SFAS No. 167 amends FASB Interpretation No. 46(R) “Consolidation of Variable Interest Entities regarding certain guidance for determining whether an entity is a variable interest entity and modifies the methods allowed for determining the primary beneficiary of a variable interest entity. The amendments include: (1) the elimination of the exemption for qualifying special purpose entities, (2) a new approach for determining who should consolidate a variable-interest entity, and (3) changes to when it is necessary to reassess who should consolidate a variable-interest entity. SFAS No. 167 is effective for the first annual reporting period beginning after November 15, 2009, with earlier adoption prohibited. The Company will adopt SFAS No. 167 in fiscal 2010 and does not anticipate any material impact on the Company’s financial statements.

NOTE 2 INCOME TAXES

At June 30, 2010, the Company had federal and state net operating loss carry forwards of approximately $23,000 that expire in various years through the year 2024.

Due to operating losses, there is no provision for current federal or state income taxes for the period from inception (July 28, 2009) through June 30, 2010.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for federal and state income tax purposes.

The Company’s deferred tax asset at June 30, 2010 consists of net operating loss carry forwards calculated using federal and state effective tax rates equating to approximately $23,000 less a valuation allowance in the amount of approximately $23,000. Because of the Company’s lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance. The valuation allowance increased by approximately $23,000 for the period from inception (July 28, 2009) through June 30, 2010.

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UNIQUE UNDERWRITERS, INC.

NOTES TO FINANCIAL STATEMENTS

For the Period from Inception (July 28, 2009) through June 30, 2010

NOTE 2 INCOME TAXES (CONT.)

The Company’s total deferred tax asset as of June 30, 2010 is as follows:

Net operating loss carry forwards	$9,000
Valuation allowance	(9,000)
Net deferred tax asset	$—

The reconciliation of income taxes computed at the federal and state statutory income tax rate to total income taxes for the period from inception (July 28, 2009) through June 30, 2010 is as follows:

Income tax computed at the federal statutory rate	34%
Income tax computed at the state statutory rate	5%
Valuation allowance	(39%)
Total deferred tax asset	0%

NOTE 3 CAPITAL STOCK

The Company is authorized to issue 100,000,000 common shares at $.001 par value per share.

During the period from inception (July 28, 2009) through June 30, 2010, the Company subscribed to 4,900,000 common shares in exchange for $71,500 in cash collections during the period from inception (July 28, 2009) through June 30, 2010 and $28,500 was received subsequent thereto from the sale thereof pursuant to a private placement to accredited investors made under Regulation 504.

Included in the accompanying balance sheet at June 30, 2010 is $28,500 in stock subscriptions receivable that were received after year end.

NOTE 4 LEASE COMMITMENTS AND RELATED PARTY TRANSACTIONS

 The Company has a three year lease at $4,061 per month with an unrelated party. The lease expires on April 30, 2011. Therefore, no future minimum lease commitment exists beyond one year.

Subsequent to year end, the Company assumed a shopping center lease from a party related through common ownership. The lease is for three years at $780 per month and expires on June 1, 2011. Therefore, no future minimum lease commitment exists beyond one year.

NOTE 5 LOSS PER SHARE

Loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Basic and diluted loss per share was the same for the period from inception (July 28, 2009) through June 30, 2010.

NOTE 6 SUPPLEMENTAL CASH FLOW INFORMATION

Supplemental disclosures of cash flow information for the period from inception (July 28, 2009) through June 30, 2010 are summarized as follows:

Cash paid during the period for interest and income taxes:

Income Taxes $ --

Interest $ --

NOTE 7 GOING CONCERN AND UNCERTAINTY

The Company has suffered recurring losses from operations since inception. In addition, the Company has yet to generate an internal cash flow from its business operations. These factors raise substantial doubt as to the ability of the Company to continue as a going concern.

Management’s plans with regard to these matters encompass the following actions: 1) obtain funding from new investors to alleviate the Company’s working deficiency, and 2) implement a plan to generate sales. The Company’s continued existence is dependent upon its ability to resolve it liquidity problems and increase profitability in its current business operations. However, the outcome of management’s plans cannot be ascertained with any degree of certainty. The accompanying financial statements do not include any adjustments that might result from the outcome of these risks and uncertainties.

NOTE 8 SEGMENT REPORTING

The Company follows paragraph 280 of the FASB Accounting Standards Codification for disclosures about segment reporting. This Statement requires companies to report information about operating segments in interim and annual financial statements. It also requires segment disclosures about products and services, geographic areas, and major customers. The Company determined that it did not have any separately reportable operating segments as of June 30, 20

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As of December 31, 2010

(UNAUDITED)

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UNIQUE UNDERWRITERS, INC.
BALANCE SHEET
AS OF DECEMBER 31, 2010

ASSETS

CURRENT ASSETS:
Cash	$209,473
TOTAL CURRENT ASSETS	209,473

TOTAL ASSETS	$209,473

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$17,219
TOTAL CURRENT LIABILITIES	17,219

STOCKHOLDERS’ EQUITY
Common stock ($.001 par value, 1,000,000,000 shares authorized; 74,900,000 shares issued and outstanding at December 31, 2010)	74,900
Class A preferred stock ($.001 par value, with 10:1 conversion and voting rights, 100,000,000 shares authorized; none issued and outstanding at December 31, 2010	—
Class B preferred stock ($.001 par value, with 1:1 conversion and voting rights, 50,000,000 shares authorized; none issued and outstanding at December 31, 2010	—
Additional paid in capital	493,892
Retained deficit	(376,538)
TOTAL STOCKHOLDERS’ EQUITY	192,254

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$209,473

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UNIQUE UNDERWRITERS, INC.
STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2010
REVENUES:
Sales commissions	$960,520
Cost of sales	(465,571)
Gross profit	494,949

EXPENSES:
Agent expenses	83,301
Consulting fee	10,000
Contract labor	446,735
Rent	48,592
Other general and administrative expenses	188,243
Total expenses	776,871

Loss from operations	$(281,922)

Interest expense	—

Loss before income taxes	(281,922)

Provision for income taxes	—

NET LOSS	$(281,922)

Basic and fully diluted net loss per common share:	$(0.01)

Weighted average common shares outstanding	37,450,000

** Less than $.01

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UNIQUE UNDERWRITERS, INC.
STATEMENT OF CASH FLOWS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(281,922)
Adjustments to reconcile (net loss) to net cash
(used in) operations:
Common stock issued for fair value of services received	23,302
Increase (decrease) in operating liabilities
Accounts payable	(29,071)
NET CASH (USED IN) OPERATING ACTIVITIES	(287,691)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common shares to accredited investors	473,990
NET CASH PROVIDED BY FINANCING ACTIVITIES	473,990

NET INCREASE IN CASH AND CASH EQUIVALENTS	186,299

CASH AND CASH EQUIVALENTS,
BEGINNING OF THE PERIOD	23,174

END OF THE PERIOD	$209,473

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UNIQUE UNDERWRITERS, INC.

NOTES TO FINANCIAL STATEMENTS

For the Six Months Ended December 31, 2010

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

Unique Underwriters, Inc. (the “Company”) is a national, independent, mortgage protection insurance , sales and marketing company located in the Dallas, Texas area. The Company was incorporated in the State of Texas on July 28, 2009.

Basis of Presentation

The financial statements include the accounts of Unique Underwriters, Inc. under the accrual basis of accounting.

Management’s Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. The financial statements above reflect all of the costs of doing business.

Deferred Taxes

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Cash and Cash Equivalents - For purposes of the Statements of Cash Flows, the Company considers highly liquid investments with an original maturity of three months or less to be cash equivalents.

Revenue Recognition – The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when services are realized or realizable and earned less estimated future doubtful accounts. The Company considers revenue realized or realizable and earned when all of the following criteria are met:

(v)     persuasive evidence of an arrangement exists,

(vi)   the services have been rendered and all required milestones achieved,

(vii)  the sales price is fixed or determinable, and

(viii)            collectability is reasonably assured.

Comprehensive Income (Loss) - The Company reports comprehensive income and its components following guidance set forth by section 220-10 of the FASB Accounting Standards Codification which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. There were no items of comprehensive income (loss) applicable to the Company during the period covered in the financial statements.

Loss Per Share - Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of December 31, 2010.

Risk and Uncertainties - The Company is subject to risks common to companies in the service industry, including, but not limited to, litigation, development of new technological innovations and dependence on key personnel.

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UNIQUE UNDERWRITERS, INC.

NOTES TO FINANCIAL STATEMENTS

For the Six Months Ended December 31, 2010

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation- The Company accounts for stock-based compensation using the fair value method following the guidance set forth in section 718-10 of the FASB Accounting Standards Codification for disclosure about Stock-Based Compensation. This section requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award- the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. During the six months ended December 31, 2010, the Company recorded $23,302 in compensation expense based on the fair value of services rendered in exchange for common shares issued to the vendors. These approximated the fair value of the shares at the dates of issuances.

Advertising Costs - Advertising costs are expensed as incurred. The Company does not incur any direct-response advertising costs.

Fair Value for Financial Assets and Financial Liabilities- The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Fair Value for Financial Assets and Financial Liabilities (Cont.)- The carrying amounts of the Company’s financial assets and liabilities, such as cash and accounts payable approximate their fair values because of the short maturity of these instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at December 31, 2010 nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the for the six months ended December 31, 2010.

Recent Accounting Pronouncements - The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

FASB Accounting Standards Codification

(Accounting Standards Update (“ASU”) 2009-01)

In June 2009, FASB approved the FASB Accounting Standards Codification (“the Codification”) as the single source of authoritative nongovernmental GAAP. All existing accounting standard documents, such as FASB, American Institute of Certified Public Accountants, Emerging Issues Task Force and other related literature, excluding guidance from the Securities and Exchange Commission (“SEC”), have been superseded by the Codification. All other non-grandfathered, non-SEC accounting literature not included in the Codification has become nonauthoritative. The Codification did not change GAAP, but instead introduced a new structure that combines all authoritative standards into a comprehensive, topically organized online database. The Codification is effective for interim or annual periods ending after September 15, 2009, and impacts the Company’s financial statements as all future references to authoritative accounting literature will be referenced in accordance with the Codification. There have been no changes to the content of the Company’s financial statements or disclosures as a result of implementing the Codification during the period from inception (July 28, 2009) through December 31, 201

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UNIQUE UNDERWRITERS, INC.

NOTES TO FINANCIAL STATEMENTS

For the Six Months Ended December 31, 2010

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (cont.) - As a result of the Company’s implementation of the Codification during the for the period from inception (July 28, 2009) through December 31, 2010, previous references to new accounting standards and literature are no longer applicable. In the current annual financial statements, the Company will provide reference to both new and old guidance to assist in understanding the impacts of recently adopted accounting literature, particularly for guidance adopted since the beginning of the current fiscal year but prior to the Codification.

Subsequent Events

(Included in Accounting Standards Codification (“ASC”) 855 “Subsequent Events”, previously SFAS No. 165 “Subsequent Events”)

SFAS No. 165 established general standards of accounting for and disclosure of events that occur after the balance sheet date, but before the financial statements are issued or available to be issued (“subsequent events”). An entity is required to disclose the date through which subsequent events have been evaluated and the basis for that date. For public entities, this is the date the financial statements are issued. SFAS No. 165 does not apply to subsequent events or transactions that are within the scope of other GAAP and did not result in significant changes in the subsequent events reported by the Company. SFAS No. 165 became effective for interim or annual periods ending after June 15, 2009 and did not impact the Company’s financial statements. The Company evaluated for subsequent events through the issuance date of the Company’s financial statements. No recognized or non-recognized subsequent events were noted.

Determination of the Useful Life of Intangible Assets

(Included in ASC 350 “Intangibles — Goodwill and Other”, previously FSP SFAS No. 142-3 “Determination of the Useful Lives of Intangible Assets”)

FSP SFAS No. 142-3 amended the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under previously issued goodwill and intangible assets topics. This change was intended to improve the consistency between the useful life of a recognized intangible asset and the period of expected cash flows used to measure the fair value of the asset under topics related to business combinations and other GAAP. The requirement for determining useful lives must be applied prospectively to intangible assets acquired after the effective date and the disclosure requirements must be applied prospectively to all intangible assets recognized as of, and subsequent to, the effective date. FSP SFAS No. 142-3 became effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The adoption of FSP SFAS No. 142-3 did not impact the Company’s financial statements.

Recent Accounting Pronouncements (cont.) - Noncontrolling Interests

(Included in ASC 810 “Consolidation”, previously SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements an amendment of ARB No. 51”)

SFAS No. 160 changed the accounting and reporting for minority interests such that they will be recharacterized as noncontrolling interests and classified as a component of equity. SFAS No. 160 became effective for fiscal years beginning after December 15, 2008 with early application prohibited. The Company implemented SFAS No. 160 at the start of fiscal 2009 and no longer records an intangible asset when the purchase price of a noncontrolling interest exceeds the book value at the time of buyout. The adoption of SFAS No. 160 did not have any other material impact on the Company’s financial statements.

Consolidation of Variable Interest Entities — Amended

(To be included in ASC 810 “Consolidation”, SFAS No. 167 “Amendments to FASB Interpretation No. 46(R)”)

SFAS No. 167 amends FASB Interpretation No. 46(R) “Consolidation of Variable Interest Entities regarding certain guidance for determining whether an entity is a variable interest entity and modifies the methods allowed for determining the primary beneficiary of a variable interest entity. The amendments include: (1) the elimination of the exemption for qualifying special purpose entities, (2) a new approach for determining who should consolidate a variable-interest entity, and (3) changes to when it is necessary to reassess who should consolidate a variable-interest entity. SFAS No. 167 is effective for the first annual reporting period beginning after November 15, 2009, with earlier adoption prohibited. The Company will adopt SFAS No. 167 in fiscal 2010 and does not anticipate any material impact on the Company’s financial statements.

NOTE 2 INCOME TAXES

At December 31, 2010, the Company had federal and state net operating loss carry forwards of approximately $23,000 that expire in various years through the year 2024.

Due to operating losses, there is no provision for current federal or state income taxes for the period from inception (July 28, 2009) through December 31, 2010.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for federal and state income tax purposes.

The Company’s deferred tax asset at December 31, 2010 consists of net operating loss carry forwards calculated using federal and state effective tax rates equating to approximately $23,000 less a valuation allowance in the amount of approximately $23,000. Because of the Company’s lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance. The valuation allowance increased by approximately $8,000 for the period from inception (July 28, 2009) through December 31, 2010.

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UNIQUE UNDERWRITERS, INC.

NOTES TO FINANCIAL STATEMENTS

For the Six Months Ended December 31, 2010

NOTE 2 INCOME TAXES (CONT.)

The Company’s total deferred tax asset as of December 31, 2010 is as follows:

Net operating loss carry forwards	$8,000
Valuation allowance	(8,000)
Net deferred tax asset	$—

The reconciliation of income taxes computed at the federal and state statutory income tax rate to total income taxes for the period from inception (July 28, 2009) through December 31, 2010 is as follows:

Income tax computed at the federal statutory rate	34%
Valuation allowance	(34%)
Total deferred tax asset	0%

NOTE 3 CAPITAL STOCK

The Company is currently authorized to issue 1,000,000,000 common shares at $.001 par value per share.

The cash received through the sale of its common stock to the accredited investors during the six months ended December 31, 2010 was $473,990.

Pursuant to various oral, vendor-related agreements, the Company issued shares of its common stock to various consultants for services rendered during the six months ended December 31, 2010. The fair value of the shares was determined using the fair value of the Company’s common stock on the issue date, using the price from its recent private placement, which approximated the fair value of services received. The common shares are included in expense in the accompanying statement of operations.

NOTE 4 LEASE COMMITMENTS AND RELATED PARTY TRANSACTIONS

The Company has a three year lease at $4,061 per month with an unrelated party. The lease expires on April 30, 2011. Therefore, no future minimum lease commitment exists beyond one year.

Subsequent to year end, the Company assumed a shopping center lease from a party related through common ownership. The lease is for three years at $780 per month and expires on June 1, 2011. Therefore, no future minimum lease commitment exists beyond one year.

NOTE 5 LOSS PER SHARE

Loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Basic and diluted loss per share was the same for the period from inception (July 28, 2009) through December 31, 2010.

NOTE 6 SUPPLEMENTAL CASH FLOW INFORMATION

Supplemental disclosures of cash flow information for the period from inception (July 28, 2009) through December 31, 2010 are summarized as follows:

Cash paid during the period for interest and income taxes:

Income Taxes $ --

Interest $ --

NOTE 7 GOING CONCERN AND UNCERTAINTY

The Company has suffered recurring losses from operations since inception. In addition, the Company has yet to generate an internal cash flow from its business operations. These factors raise substantial doubt as to the ability of the Company to continue as a going concern.

Management’s plans with regard to these matters encompass the following actions: 1) obtain funding from new investors to alleviate the Company’s working deficiency, and 2) implement a plan to generate sales. The Company’s continued existence is dependent upon its ability to resolve it liquidity problems and increase profitability in its current business operations. However, the outcome of management’s plans cannot be ascertained with any degree of certainty. The accompanying financial statements do not include any adjustments that might result from the outcome of these risks and uncertainties.

NOTE 8 SEGMENT REPORTING

The Company follows paragraph 280 of the FASB Accounting Standards Codification for disclosures about segment reporting. This Statement requires companies to report information about operating segments in interim and annual financial statements. It also requires segment disclosures about products and services, geographic areas, and major customers. The Company determined that it did not have any separately reportable operating segments as of December 31, 2010.

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AGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We engaged Bongiovanni & Associates, CPA’s.. of Cornelius, NC, as our principal independent registered public accountants as of February 28, 2011. We did not consult with Bongiovanni & Associates, CPA’s.. regarding either the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements. Neither a written report nor oral advice was provided to us by Bongiovanni & Associates, CPA’s that they concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue. We did not consult Bongiovanni & Associates, CPA’s regarding any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any of the reportable events set forth in Item 304(a)(1)(v) of Regulation S-K and related instructions.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

We caution readers that this Prospectus includes “forward-looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “could,” “may,” “might,” “potential,” “predict,” “should,” “estimate,” “expect,” “project,” “believe,” “intend,” “plan,” “envision,” “continue,” target,” “contemplate,” or “will” and similar words or phrases or corporate terminology. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control.

Some of the factors that could affect our financial performance, because actual results to differ from our estimates or underlie such forward-looking statements are set forth in various places in this Prospectus. These factors include, but are not limited to:

•         the success or failure of the Company’s efforts to successfully market the website and product matrix as scheduled;

•         the Company’s ability to attract, build, and maintain a customer base;

•         the Company’s ability to attract and retain quality employees;

•         the effect of changing economic conditions;

•         the ability of the Company to obtain adequate debt financing if only a fraction of this Offering is sold;

and other risks which are described under “RISK FACTORS” and which may be described in future communications to shareholders. The Company makes no representation and undertakes no obligation to update the forward looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.

You are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.

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Recent Developments

UNIQUE UNDERWRITERS, INC. commenced operations in July 2009 and is organized as a C corporation under the laws of the State of Texas. Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made. The Company’s operations are subject to all business risks associated with new enterprises. The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base. There is a possibility that the Company may incur losses in the future. There can be no assurances that Unique Underwriters, Inc. will continue to operate profitably.

Results of Operations

For the six months ended December 31, 2010

Revenues

For six months ended December 31, 2010, we had revenue of $960,520, generated from insurance sales.

Cost of Sales

Our cost of sales consists primarily of payments to agents. The cost of sales was $465,571 for six months ended December 31, 2010.

Expenses

We had operating expenses of $776,871 for six months ended December 31, 2010, resulting in a loss of $281,922 during the period. Our operating expenses included agent expenses, consulting fee, contract labor, rent and other administrative expenses.

For the period from July 28, 2009 through June 30, 2010

Revenues

For the period from July 28, 2009 (inception) through June 30, 2010, we had revenue of $103,668, generated from insurance sales.

Cost of Sales

Our cost of sales consists primarily of payments to agents. The cost of sales was $85,299 for the period from July 28, 2009 (inception) through June 30, 2010.

Expenses

We had operating expenses of $112,985 for the period from July 28, 2009 (inception) through June 30, 2010, resulting in a loss of $94,616 during the period. Our operating expenses included agent expenses, consulting fee, contract labor, rent and other miscellaneous administrative expenses.

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Liquidity and Capital Resources

For the six months ended December 31, 2010

Operating Activities

Net cash used in operating activities was $287,691 for the six months ended December 31, 2010 due primarily to the net loss of $281,922, plus the decrease in accounts payable in the amount of $29,071, offset by the non-cash expenses of $23,302 resulting from the stock issuance as compensation.

Financing Activities

Net cash provided by financing activities was $473,990 for the six months ended December 31, 2010 due primarily to the proceeds from sales of common stock to accredited investors.

For the period from July 28, 2009 through June 30, 2010

Operating Activities

Net cash used in operating activities was $48,326 for the period from July 28, 2009 (inception) through June 30, 2010 due primarily to the net loss of $94,616, offset by the increase in accounts payable in the amount of $46,290.

Financing Activities

Net cash provided by financing activities was $71,500 for the period from July 28, 2009 (inception) through June 30, 2010 due primarily to the proceeds from sales of common stock to accredited investors.

As of June 30, 2010, we had cash of $23,174 on hand.

We had planned to raise a minimum of $100,000 and a maximum of $600,000 in order to continue our marketing plan and build a customer base. The company was successful in achieving the maximum $600,000 which will go toward achieving our goals, a large portion of the funds raised will be invested in advertising, marketing, and consulting fees. Our success is contingent upon having enough capital to build enough customers to support the business.

The Company’s current cash on hand is sufficient to meet our working capital requirements for the next twelve month period.  However, completion of our plan of operations is subject to attaining adequate revenue. We cannot assure investors that adequate revenues will be generated. Even without adequate revenues within the next twelve months, we still anticipate being able to continue with our present activities, but we may require financing to achieve our profit, revenue, and growth goals.

We anticipate that our operational, and general and administrative expenses for the next 12 months will total approximately $100,000. We also do not expect any significant additions to the number of employees, unless financing is raised. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and our progress with the execution of our business plan.

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Critical Accounting Policies

Derivative Liabilities

The Company reviews convertible debt, convertible preferred stock, any common stock purchase options or warrants and other freestanding derivative financial instruments at each balance sheet date and will classify them on the balance sheet as:

a) Equity if they (i) require physical settlement or net-share settlement, or (ii) gives us a choice of net-cash settlement or settlement in our own shares (physical settlement or net-share settlement), or as

b) Assets or liabilities if they (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside our control), or (ii) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

The Company will assess classification of these derivative financial instruments and other freestanding derivatives at each reporting date to determine whether a change in classification of assets and liabilities is required.

Stock-Based Compensation

The Company accounts for stock-based compensation using the fair value method following the guidance set forth in section 718-10 of the FASB Accounting Standards Codification for disclosure about Stock-Based Compensation. This section requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award- the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth certain information regarding the members of our board of directors and our executive officers as of the date of this Prospectus:

Name	Age	Title
Samuel Wolfe	29	Chief Executive Officer, President, Director
Ralph Simpson	48	Chief Operating Officer, Chairman, Founder, Director,

None of our directors or officers is a director in any other U.S. reporting companies. We are not aware of any proceedings to which any of our officers or directors, or any associate of any such officer or director, is a party adverse to us or has a material interest adverse to us.

Bios

Samuel Wolfe, Chief Executive Officer, President, Director

After graduating from a prestigious boarding school in Connecticut, Samuel Wolfe attended Barry University in Miami, Florida. With a keen mind for marketing, Mr. Wolfe started in the financial services sector in 2002. His primary focus and specialty was the 403b market. In his first year, he became the national top producer in both annuities and life insurance.

In 2003, Mr. Wolfe co-founded another mortgage protection insurance company, an Independent Marketing Organization (IMO), specializing in the mortgage protection market, where he led the design and implementation of all sales and marketing strategies. With Mr. Wolfe at the helm, as President, their in-house mail center distributed one million pieces per month. Mr. Wolfe grew the organization to one of the top three IMO’s in the United States. His organization produced over $120 million in premiums from 2004 – 2010 and over $40 million in revenue.

In June 2010, Mr. Wolfe co-founded Unique Underwriters, Inc., a premier marketing company, with a focus on capturing an even larger market share in the mortgage protection industry. Mr. Wolfe serves as the Chief Executive Officer of UUI. He is married to Sarah. They have a five year old son, Simon.

Ralph Simpson, Chief Operating Officer, Chairman, Founder, Director

Mr. Simpson is one of six children brought up in a modest home in Northern England. Mr. Simpson started on his business journey at the age of 18, when he purchased his first income-producing property. After graduating from college, before the age of 21, Mr. Simpson had made his first 7-figure income.

Over the next several years, Mr. Simpson built several businesses that were subsequently sold with substantial profits. Highly sought after, Mr. Simpson was recruited into the mortgage protection insurance industry in 2001, where he quickly became the national top producer, with his group, The Simpson Group, producing over $100 million in 2005, catapulting his company to one of the top two Independent Marketing Organizations (IMO) in the United States.

An innovator throughout his career, Mr. Simpson was the first to create a selling system, now known as “The Simplistic Selling System”, which revolutionized the mortgage protection industry. Using this system, Mr. Simpson built his insurance empire, creating more six and seven-figure income earners in the industry than ever before. His achievements earned him national recognition, including being named by Forbes magazine (2007 and 2008) as the most dependable insurance organization in Texas. With his undeniable results, Mr. Simpson quickly earned the label, “The Millionaire Maker”, and has continued to mentor hundreds of individuals through his professional mentoring program, “The Millionaire Group”.

In 2005, Mr. Simpson also founded Simpson Sales Academy, which is now recognized as one of the nations’ leading, premier insurance pre-licensing schools, where he continues to serve as CEO.

In June 2010, Mr. Simpson co-founded Unique Underwriters, Inc. (UUI), a premier marketing company, with a focus on capturing an even larger market share of the mortgage protection industry. Mr. Simpson serves as COO of UUI, with management responsibility for all aspects of UUI.

Mr. Simpson is married to Dawn. They have two children, Marcia and Chelsea, and two grandchildren, Cameron and Monte.

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EXECUTIVE COMPENSATION

The table below sets forth information concerning compensation paid, earned or accrued by our chief executive officer (“Named Executive Officer”) for the last two fiscal years. No other executive officer earned compensation in excess of $100,000 during our 2010 fiscal year.

SUMMARY COMPENSATION TABLE
Name and principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Samuel Wolfe, CEO President	2010 2009	100,000 0	0 0	0 0	0 0	0 0	0 0	0 0	100,000 0
Ralph Simpson COO Chairman Founder	2010 2009	100,000 0	0 0	0 0	0 0	0 0	0 0	0 0	100,000 0

Employment Agreements

 None

Equity Awards

No stock options or stock appreciation rights were outstanding with respect to any of our directors or executive officers as of March 8, 2011.

Samuel Wolfe,

Ralph Simpson

Compensation of Directors

No compensation has been paid to any of our directors in consideration for their services rendered in their capacity as directors during our fiscal year ended December 30, 2010.

Director and Officer Liability Insurance

We currently have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance also insures us against losses which we may incur in indemnifying our officers and directors.

Code of Ethics

We intend to adopt a code of ethics that applies to our officers, directors and employees, but have not done so to date due to our relatively small size.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a corporate governance committee.

Audit Committee. The members of our audit committee are Ralph Simpson and Samuel Wolfe

Compensation Committee. The members of our compensation committee are Ralph Simpson and Samuel Wolfe

Governance Committee. The members of our governance committee are Ralph Simpson and Samuel Wolfe

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of December 31st, 2010, the number of shares of our common stock that are beneficially owned by (i) each person or entity known to us to be the beneficial owner of more than 5% of our common stock; (ii) each executive officer and director of our company; and (iii) all executive officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 74,694,846 shares of our common stock issued and outstanding as of the date of this Prospectus. Unless otherwise indicated, the address of each person listed is Unique Underwriters, Inc. 5650 Colleyville Blvd, Colleyville, Texas 76034 817-281-3200 WWW.UNIQUE UNDERWRITER.COM

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Samuel Wolfe,	32,500,000	32.50%
Ralph Simpson,	32,500,000	32.50%

* Less than 1%

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation and Bylaws provide that we will indemnify our directors, officers, employees and agents subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. We believe that these indemnification provisions are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We will file reports, proxy statements, and other information with the SEC. We have also filed a registration statement on Form S-1 (Commission file No. 333-132165), including exhibits, with the SEC with respect to the shares being offered in this offering. This prospectus is part of the registration statement, but it does not contain all of the information included in the registration statement or exhibits. You may read and copy the registration statement and our other filed reports, proxy statements, and other information at the SEC's Public Reference Room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Copies of the materials filed with the SEC can be obtained from the public reference section of the SEC at prescribed rates. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this prospectus relating to such documents being qualified in all respect by such reference.

For further information about us and the securities being offered under this prospectus, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

Securities and Exchange Commission registration fee	$1.78
Legal fees and expenses (1)	6000.00
Accounting fees and expenses (1)	7600.00
Printing expenses	0
Blue sky fees and expenses	3950.00
Transfer agent and registrar fees and expenses	1000
Miscellaneous	—

Total	$18551.78

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation and Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

RECENT SALES OF UNREGISTERED SECURITIES

Unique Underwriters, Inc. is authorized to issue up to 1,000,000,000 shares of common stock with a par value of $0.001. The company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

During the current year, the company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

Exhibits and Financial Statement Schedules

Exhibit No.	Description

3.1	Certificate of Incorporation (1) (Attached)

3.2	Articles of Amendment to Articles of Incorporation (2) (Attached)

3.3	Bylaws (3) (Attached)

4.1	Opinion of McMullen Associates LLC

5.1	Form of Subscription Agreement for the Private Placement (4) (Attached)
6.1	Opinion of Bongiovanni & Associates CPA

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UNDERTAKINGS

The undersigned Company hereby undertakes to:

1)	File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii)	Include any additional or changed material information on the plan of distribution.

2)	For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4)	For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colleyville, the State of Texas, in the United States of America, on the 14th day of March, 2011.

UNIQUE UNDERWRITERS, INC
By:	/s/ Ralph Simpson
Ralph Simpson Chief Operations Officer, Chairman and Founder (Director)

By:	/s/ Samuel Wolfe
Samuel Wolfe Chief Executive Officer, President and Director (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Ralph Simpson	Chairman, Founder, Director	March 14, 2011
Ralph Simpson	(COO)

/s/ Samuel Wolfe	CEO and President	March 14, 2011
Samuel Wolfe	(Director)